BINGHAM MCCUTCHEN LLP
                               150 FEDERAL STREET
                                BOSTON, MA 02110


                                        August 26, 2003


Chapman and Cutler LLP
111 W. Monroe Street
Chicago, Illinois 60603

RE:      First Trust Value Line(R) Dividend Fund

Ladies and Gentlemen:

         We have acted as special Massachusetts counsel to First Trust Value Line(R) Dividend Fund, a Massachusetts business trust (the "Fund"), in connection with the Fund's Registration Statement on Form N-2 as such Registration Statement is proposed to be amended by Pre-Effective Amendment No. 3 to be filed with the Securities and Exchange Commission on or about August 26, 2003 (as proposed to be amended, the "Registration Statement"), with respect to certain of its Common Shares of Beneficial Interest, par value of $.01 per share (the "Shares"). You have requested that we deliver this opinion to you, as special counsel to the Fund, for use by you in connection with your opinion to the Fund with respect to the Shares.

         In connection with the furnishing of this opinion, we have examined the following documents:

                  (a) a certificate of the Secretary of the Commonwealth of Massachusetts as to the existence of the Fund;

                  (b) copies, certified by the Secretary of the Commonwealth of Massachusetts, of the Fund's Declaration of Trust and of all amendments thereto on file in the office of the Secretary of the Commonwealth of Massachusetts;

                  (c) a Certificate of Secretary of the Fund, certifying as to, and attaching copies of, the Fund's Declaration of Trust and By-Laws, and certain resolutions adopted by the Trustees of the Fund; and

                  (d) a printer's proof received on August 25, 2003 of Pre-Effective Amendment No. 3.

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         In such examination, we have assumed the genuineness of all signatures, the conformity to the originals of all of the documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document. We have assumed that the Registration Statement, as filed with the Securities and Exchange Commission, will be in substantially the form of the printer's proof referred to in paragraph (d) above.

         This opinion is based entirely on our review of the documents listed above and such investigation of law as we have deemed necessary or appropriate. We have made no other review or investigation of any kind whatsoever, and we have assumed, without independent inquiry, the accuracy of the information set forth in such documents. As to our opinion below relating to the due organization and existence of the Fund, our opinion relies entirely upon and is limited by the certificate referenced in paragraph (a) above.

         This opinion is limited solely to the laws of the Commonwealth of Massachusetts as applied by courts located in such Commonwealth.

         We understand that all of the foregoing assumptions and limitations are acceptable to you.

         Based upon and subject to the foregoing, please be advised that it is our opinion that:

         1. The Fund is duly organized and existing under the Fund's Declaration of Trust and the laws of the Commonwealth of Massachusetts as a voluntary association with transferable shares of beneficial interest commonly referred to as a "Massachusetts business trust."

         2. The Shares, when issued and sold in accordance with the Fund's Declaration of Trust and By-Laws, will be legally issued, fully paid and non-assessable, except that, as indicated in the Registration Statement, shareholders of the Fund may under certain circumstances be held personally liable for its obligations.


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         We hereby consent to your reliance on this opinion in connection with your opinion to the Fund with respect to the Shares, to the reference to our name in the Registration Statement under the heading "Legal Opinions" and to the filing of this opinion as an exhibit to the Registration Statement.


                                                     Very truly yours,



                                                     /s/ Bingham McCutchen LLP
                                                     _________________________
                                                     BINGHAM McCUTCHEN LLP

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